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Exhibit 6.

                                  [MORGAN & COMPANY CAHARTERED ACCOUNTANTS LOGO]



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the inclusion of our Auditors' Report, dated November 3, 2003, on the financial statements of Printlux.com Inc. for the years ended July 31, 2003 and 2002 in the Company's Report on Form 20F. We also consent to application of such report to the financial information in the Report on Form 20-F, when such financial information is read in conjunction with the financial statements referred to in our report.




Vancouver, Canada                                             "Morgan & Company"

July 28, 2004                                              Chartered Accountants











Vancouver, Canada                                             "Morgan & Company"
November 3, 2003                                           Chartered Accountants

Tel: (604) 687-5841                                P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075                           Suite 1488-700 West Georgia Street
www.morgan-cas.com                                      Vancouver, B.C.  V7Y 1A1